Exhibit 99.1

URBAN OUTFITTERS

2008 STOCK INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

This Performance Stock Unit Agreement (the “Agreement”) is dated as of                          ,              (the “Grant Date”) between Urban Outfitters, Inc., a Pennsylvania corporation (the “Company”), and                      (the “Grantee”). Capitalized terms not defined herein shall have the meaning given such terms in the Urban Outfitters 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), a copy of which has been provided to the Grantee.

WITNESSETH

WHEREAS, the Company wishes to award to the Grantee performance-based restricted stock units (“PSUs”), based on performance during the            fiscal years ended January 31,            and continued service through April 1,           , as hereinafter provided;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

1. Grant. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Grantee an award of                      PSUs. Such number of PSUs shall be subject to adjustment as provided in Section 12 of the Plan. Each PSU covered by this Agreement represents the right to receive one share of Common Stock on the applicable Registration Date (as defined in Paragraph 8), subject to the vesting requirements set forth in Paragraphs 2 and 3. The Grantee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan (which are incorporated herein by reference) and this Agreement. To the extent any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

2. Vesting Prior to Change in Control. The performance period for this grant of PSUs is the            fiscal year period beginning on February 1,            and ending on January 31,           . The number of PSUs becoming vested (if any) pursuant to this Paragraph 2 shall be determined as follows.

(a) Operating Profit (as defined below) shall be determined for the fiscal year ending January 31,            (“Fiscal           ”).

(b)           % of the PSUs subject to this Agreement shall become vested if the [CAGR] for [Operating Profit] for Fiscal            is equal to or greater than           % provided:

(w) no PSUs shall vest under this Paragraph 2 if the [Average Closing Price] for Fiscal            is less than the [Grant Date Price];

(x) no PSUs shall vest under this Paragraph 2 if the Grantee’s Termination of Service (for any reason) occurs on or before April 1, ____; and

(y) no PSUs shall vest under this Paragraph 2 on or after the date of a Change in Control if any vesting is accelerated pursuant to Paragraph 3.

For purposes of this Agreement, the following definitions shall apply:

(i) “Average Closing Price” shall mean, with respect to Fiscal         , the average closing price of one share of the Company’s Common Stock, as adjusted in accordance with Section 12 of the Plan, for each trading day in Fiscal          as reported by the principal exchange or market on which the Company’s Common Stock is traded.

(ii) “CAGR” for a fiscal year shall mean the compounded annual growth rate measured from the Operating Profit for the fiscal year ended January 31,         .

(iii) “Grant Date Price” shall mean the closing price of one share of the Company’s Common Stock on the Grant Date on the NASDAQ Global Select Market LLC.

(iv) “Operating Profit” means the Company’s Net Income from Operations, as reported on the Company’s Form 10-K for the relevant fiscal year. The Operating Profit for Fiscal          shall be adjusted up or down to exclude the effect of any acquisition or disposition that occurs on or after February 1,          (the first day of Fiscal         ) of any business where such business constitutes a “Significant, Subsidiary” (as such term is defined for purposes of Rule 1-02(w) of Regulation S-X) of the Company as of the closing date of such acquisition or disposition.

3. Vesting on Change in Control. All PSUs that have not become vested under Paragraph 2 and have not been forfeited under Paragraph 5 shall become vested on a Change in Control unless the Committee, in its sole discretion and prior to such Change in Control, provides the Grantee a written determination that a lesser number (or no) PSUs shall become vested on such Change in Control.

4. Dividend Equivalent Rights. On each date that the Company pays an ordinary cash dividend to holders of Common Stock after the Grant Date and prior to the Registration Date (defined in Paragraph 8), the Company shall credit to a bookkeeping account established for the Grantee an additional number of PSUs equal to (i) the number of PSUs covered by this Agreement, multiplied by (ii) the dollar amount of the per share cash dividend, and divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date. PSUs credited pursuant to this Paragraph 4 shall be subject to the same terms and conditions (including vesting, forfeiture and Registration Date) as the PSUs to which such dividend equivalent rights relate.

5. Restrictions and Forfeiture. The Grantee may not sell, assign, transfer, pledge or otherwise encumber or dispose of the PSUs covered by this Agreement, and any attempt to do so shall be void. Unvested PSUs covered by this Agreement shall be forfeited:

(a) on the date of the Grantee’s Termination of Service (for any reason) if such Termination occurs on or before April 1,         ; or

(b) if forfeiture does not occur under subparagraph (a) any PSUs that have not become vested as of April 1,          shall be forfeited hereunder.

6. Rights as Shareholder. The Grantee shall have no rights as a shareholder with respect to PSUs covered by this Agreement unless and until shares of Common Stock are registered pursuant to Paragraph 8.

7. Withholding of Taxes. The obligation to register shares of Common Stock on the Registration Date shall be subject to the Grantee satisfying applicable federal, state and local tax withholding requirements. The Committee, in its discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to the Award to the extent necessary to avoid adverse accounting consequences.

8. Registration of Shares. For each PSU that becomes vested under Paragraph 2 (Vesting Prior to a Change in Control) or under Paragraph 3 (Vesting on a Change in Control), one share of Common Stock shall be registered in the Grantee’s name on the Registration Date. The “Registration Date” shall be (a) with respect to PSUs vesting under Paragraph 2, as soon as reasonably practicable following April 1,          but on or before December 31,         , or (b) with respect to PSUs vesting under Paragraph 3, (i) immediately prior to, but subject to consummation of, the Change in Control if the date of such Change in Control is known by the Company, or (ii) as soon as reasonably practicable following the date of any other Change in Control. Any fractional PSU becoming vested under Paragraph 2 or Paragraph 3 shall be payable in cash on the Registration Date.

9. Employment of Grantee. Nothing in this Agreement shall be construed as constituting an agreement or understanding of any kind or nature that the Company or a Related Corporation shall continue to employ the Grantee, nor shall this Agreement affect in any way the right of the Company or a Related Corporation to terminate the employment of the Grantee at any time.

10. No Section 83(b) Election. The Grantee may not make an election under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to PSUs.

11. Governing Law. This Agreement shall be governed by Pennsylvania law (without reference to principles of conflicts of laws), to the extent not governed by Federal law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by a duly authorized officer, and the Grantee has hereunto set his hand.

GRANTEE	URBAN OUTFITTERS, INC.

By:
Grantee’s Signature

Date	Date